UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 23, 2008

                               ESSA BANCORP, INC.
             (Exact name of registrant as specified in its charter)

      Pennsylvania                  001-33384                  20-8023072
-----------------------------   -----------------------      -------------
(State or other jurisdiction    (Commission File No.)         (IRS Employer
   of incorporation)                                        Identification No.)



200 Palmer Street, Stroudsburg, Pennsylvania                    18360
--------------------------------------------               ---------------
 (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:  (570) 421-0531
                                                     --------------


                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principals Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On May 23, 2008, the Compensation Committee of the Board of Directors approved the granting of stock options and restricted stock awards to the executive officers of the Company listed below:

 Executive Officer     Number of Options   Number of Shares of Restricted Stock
 -----------------     -----------------   ------------------------------------
  Gary S. Olson              360,844                    135,847
  Allan A. Muto              153,275                     63,576
  Robert S. Howes            123,799                     51,350
  V. Gail Warner             117,904                     48,905
  Diane K. Reimer            100,218                     41,569
  Thomas J. Grayuski          94,323                     39,124

     The grants were made in accordance with the terms of the 2007 Equity Incentive Plan, which was approved by the stockholders at the May 8, 2008 annual meeting of stockholders. All of the options vest in equal installments over a five-year period, commencing on May 23, 2009, which is one year from the date of the grant, and have an exercise price of $12.35 per share, which was the closing market price/last sale price of the Company's common stock on May 23, 2008, the date of the grant. The restricted stock awards also vest in equal installments over a five-year period, commencing one year from the date of the grant (May 23, 2009). The vesting of the options and restricted stock awards accelerate upon death or disability, retirement, involuntary termination of employment following a change in control, and the grants have other terms and conditions consistent with the 2007 Equity Incentive Plan. Including the options and restricted stock shares granted with respect to the above-named officers, a total of 1,458,376 options and 590,321 shares of restricted stock were granted to officers, directors, employees and one service provider of the Company.

     Each outside director of the Company was granted 20,377 shares of restricted stock and an option to purchase 54,127 shares of common stock. The options vest in equal installments over a five-year period, commencing one year from the date of the grant (May 23, 2009) and have an exercise price of $12.35 per share, which was the closing market price/last sale price of the Company's common stock on May 23, 2008, the date of the grant. The restricted stock awards also vest in equal installments over a five-year period, commencing one year from the date of the grant (May 23, 2009). The vesting of the options and restricted stock awards accelerate upon death or disability, retirement and involuntary termination of service following a change in control, and the grants have other terms and conditions consistent with the 2007 Equity Incentive Plan.

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


Item 9.01.  Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                  ESSA BANCORP, INC.



DATE:  May 28, 2008               By:  /s/ Gary S. Olson
                                       -------------------------------------
                                        Gary S. Olson
                                        President and Chief Executive Officer








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